UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)
Registrant’s telephone number, including area code: 908-730-4000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On September 12, 2008, Foster Wheeler Ltd. (the “Company”) announced the approval by its board of directors of a common share repurchase program (the “Program”) under which the Company is authorized to repurchase up to $750 million of its outstanding common shares.

Any repurchases will be made at management’s discretion in the open market or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements and will depend on a variety of factors, including market conditions, share price, the limitations in the Company’s senior credit facility and other factors.

A copy of the press release announcing the Program is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 12, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: September 16, 2008	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 12, 2008